                                                                    Exhibit 5.1

                            LYNCH, CHAPPELL & ALSUP
                           A Professional Corporation
                                   ATTORNEYS
                             THE SUMMIT, SUITE 700
                              300 NORTH MARIENFELD
                              MIDLAND, TEXAS 79701
                                 (915) 683-3351


                                 March 13, 1997



TMBR/Sharp Drilling, Inc.
4607 West Industrial
Midland, Texas 79703

Gentlemen:

         In our capacity as counsel for TMBR/Sharp Drilling, Inc. (the "Company"), we have reviewed the corporate proceedings of the Company in connection with the registration under the Securities Act of 1933, as amended, by the Company of 725,000 shares of the Company's common stock, $.10 par value (the "Common Stock"), on behalf of the selling stockholders as described in and pursuant to the Company's Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (herein referred to as the "Registration Statement").

         As the basis for the opinions hereafter expressed, we have examined copies of (i) the Company's Articles of Incorporation, (ii) its bylaws, (iii) resolutions adopted by the Company's Board of Directors, (iv) the form of certificate evidencing shares of the Common Stock, and (v) such other corporate records and documents, certificates of corporate and public officials and statutes as we have deemed necessary for the purposes of this opinion. We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisite to the effectiveness thereof.

         On the basis of the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and

         (b) the 725,000 shares of Common Stock proposed to be sold by the selling stockholders named in the Registration Statement have been legally issued, and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statements made regarding our Firm and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                         LYNCH, CHAPPELL & ALSUP,
                                         a Professional Corporation



                                         By:  /s/ Thomas W. Ortloff
                                            -----------------------------
                                               Thomas W. Ortloff